UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 11, 2026

SHUTTLE PHARMACEUTICALS HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-41488	82-5089826
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

401 Professional Drive, Suite 260

Gaithersburg, MD 20879

(Address of principal executive offices) (Zip Code)

(240) 430-4212

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock $0.00001 per share	SHPH	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02. Results of Operations and Financial Condition.

On February 11, 2026, Shuttle Pharmaceuticals Holdings, Inc. (the “Company”) filed a registration statement on Form S-1 disclosing certain preliminary estimated unaudited financial results for the full year ended December 31, 2025. The text of the disclosure of those preliminary estimated unaudited financial results is included below.

Preliminary Estimated Unaudited Financial Results for the Year Ended December 31, 2025

Set forth below are preliminary estimates of selected unaudited financial and other information as of and for the year ended December 31, 2025 and financial information as of and for the year ended December 31, 2024, certain of which was derived from the audited financial statements previously filed with the Company’s Annual Report on Form 10-K on February 26, 2025. The Company provided a range for the preliminary estimated financial results for 2025 because the Company’s closing procedures for the year ended December 31, 2025 are not yet complete. The following information reflects the Company’s preliminary estimates based on currently available information and is subject to change. The Company’s independent registered public accounting firm has not audited, compiled, reviewed or otherwise applied any procedures to the Preliminary Estimated Unaudited Financial Results presented herein and, accordingly, does not express an opinion or any other form of assurance on it.

The following table summarizes the results of operations of the Company:

	Years Ended
	December 31,
	2025		2024
	Low	High	Actual
	(Unaudited)
Revenue	$—	$—	$—
Operating expenses:
Research and development	3,415,573	3,852,709	3,618,796
General and administrative	5,227,016	5,777,228	1,392,709
Legal and professional	2,079,739	2,298,659	2,684,665
Total operating expenses and loss of operations	10,722,328	11,928,596	7,696,170
Other (expense) income	(140,120)	(154,870)	(1,448,627)
Net loss	$(10,862,448)	$(12,083,466)	$(9,144,797)

Research and Development. For the year ended December 31, 2025, the Company expects to report research and development (“R&D”) expense to be between $3.4 million and $3.9 million, as compared to $3.6 million for the year ended December 31, 2024. While the year-over-year change was nominal, the Company anticipates its research and development activities will decrease until such time as it determines the direction of its preclinical and clinical drug development efforts.

General and Administrative Expenses. For the year ended December 31, 2025, the Company expects to report general and administrative expenses to be between $5.2 million and $5.8 million, as compared to $1.4 million for the year ended December 31, 2024. The expected increase in general and administrative expenses was primarily due to costs associated with advertising for investor relations of $3.6 million.

Legal and Professional Expenses. For the year ended December 31, 2025, the Company expects to report legal and professional expenses to be between $2.1 million and $2.3 million, as compared to $2.7 million for the year ended December 31, 2024. The expected decrease in legal and professional fees was primarily due to lower expenses related to the Company’s public filing requirements and financing-related work.

Other Income (expense). For the year ended December 31, 2025, the Company expects to report total other expense to be between $0.1 million and $0.2 million, as compared to $1.5 million for the year ended December 31, 2024. The expected decrease was primarily driven by a $1.2 million decrease in interest expense and a $0.8 million decrease in the loss on settlement of convertible debt, each resulting from the settlement of the Alto Convertible Note during the year ended December 31, 2024, partially offset by changes in the fair value of convertible notes and derivative liabilities.

Balance Sheet Data:

	December 31,
	2025		2024
	Low	High	Actual
	(Unaudited)
Current assets	$502,744	$502,744	$2,210,917
Intangible assets, net	9,813,851	9,813,851	—
Other assets	158,794	175,510	295,373
Accounts payable and accrued expenses	1,185,537	1,310,331	596,600
Operating lease liability	232,147	232,147	298,997
Current portion of notes payable to related parties	—	—	192,055
Current portion of convertible notes payable	—	—	684,205
Contingent consideration liability	2,000,000	2,000,000	—
Consideration Payable	4,435,927	4,435,927	—

As of December 31, 2025, the Company expects to report total current assets of approximately $0.5 million and total current liabilities of approximately $1.2 million to $1.3 million, resulting in working capital deficit between $0.7 million and $0.8 million. As of December 31, 2024, total current assets were $2.2 million and total current liabilities were $1.5 million, resulting in a working capital of $0.7 million. The Company expects that the decrease in working capital is primarily attributable to cash paid for the Molecule.ai asset acquisition of $3.0 million, costs incurred in winding down the Company’s clinical trials, and capital preservation while we work to raise additional financing to fund ongoing business and operations.

As of December 31, 2025, the Company expects to report intangible assets, net to be $9.8 million, comprised of the intangible asset acquired in the Molecule.ai asset acquisition. Further, the Company expects contingent consideration and consideration payable to be $2.0 million and $4.4 million, respectively, each representing consideration currently payable or that the Company expects will be payable under the Molecule.ai asset acquisition.

As of December 31, 2025, the Company expects to report other assets of approximately $0.2 million, primarily comprised of the Company’s right-of-use asset for its operating lease. Further, the Company expects the associated operating lease liability to be $0.2 million. The expected decrease in the carrying value of the asset is primarily attributable to an expected impairment during the year ended December 31, 2025 and the expected decrease in the lease liability is attributable to continued rent payments under the lease.

During the year ended December 31, 2025, all notes payable and accrued interest were paid at maturity and all convertible notes that were previously outstanding converted into shares of common stock therefore we expect the associated liabilities to be $0, compared to $0.2 million and $0.7 million, respectively, as of December 31, 2024.

FINANCIAL DISCLOSURE ADVISORY

The Company has not yet completed its reporting process for the fiscal year-ended December 31, 2025. The preliminary results presented herein are based on its reasonable estimates and the information available to it at this time and, because of their preliminary nature, in certain cases, the Company has provided ranges, rather than specific amounts. As such, the Company’s actual results may materially vary from the preliminary results presented herein and will not be finalized until the Company reports its final results for fiscal year 2025 after the completion of its normal year end accounting procedures and the execution of its internal controls over financial reporting. In addition, any statements regarding the Company’s estimated financial performance for the fiscal year 2025 do not present all information necessary for an understanding of the Company’s financial condition and results of operations as of and for the annual period ended December 31, 2025.

Cautionary Note Regarding Forward Looking Statements

Statements in this Current Report on Form 8-K about future expectations, plans and prospects, as well as any other statements regarding matters that are not historical facts, may constitute “forward-looking statements.” These statements include, but are not limited to expectations regarding the Company’s preliminary estimated unaudited financial and operating results. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements are made as of the date of this Current Report, are based on current expectations of future events and thus are inherently subject to a number of risks and uncertainties, many of which involve factors or circumstances beyond the Company’s control. If underlying assumptions prove inaccurate or known or unknown risks or uncertainties materialize, actual results could vary materially from the Company’s expectations and projections. These risks, uncertainties and other factors include: the completion of the Company’s year end closing procedures for its financial statements for the year ended December 31, 2025; our ability to continue as a going concern in the near term being dependent upon us successfully raising additional equity or debt financing to fund our operations, risks regarding volatility of our stock price, risks regarding future issuance of equity or of debt securities diluting our share capital, our ability to recognize the anticipated benefits of the purchase of Molecule.ai, and; and other risks as set forth in the Company’s filings with the SEC.

The information in this Item 2.02 is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in this Item 2.02 shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHUTTLE PHARMACEUTICALS HOLDINGS, INC.

Dated: February 17, 2026

	By:	/s/ Christopher Cooper
	Name:	Christopher Cooper
	Title:	Interim Chief Executive Officer